As filed with the Securities and Exchange Commission on May 28, 2009
Registration No. 333-159305
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TENNECO INC.
(Exact Name of Registrant as Specified in Its Charter)

(For Co-registrants, Please See Table of Other Registrants on the Following Page)

Delaware	76-0515284
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 North Field Drive
Lake Forest, Illinois 60045
(847) 482-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:
James D. Harrington, Esq.	Jodi A. Simala, Esq.
Vice President-Law	Mayer Brown LLP
500 North Field Drive	71 South Wacker Drive
Lake Forest, Illinois 60045	Chicago, Illinois 60606
Telephone No.: (847) 482-5053	Telephone No.: (312) 782-0600
Facsimile No.: (847) 482-5040	Facsimile No.: (312) 701-7711

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum	Amount of
Title of each Class of	Amount to be		Offering	Aggregate	Registration
Securities to be Registered	Registered		Price per Unit	Offering Price	Fee(1)
Common Stock, par value $0.01 per share	(2	)(3)	100%	(2)	—
Preferred Stock, par value $0.01 per share	(2	)(3)	100%	(2)	—
Debt Securities	(2	)(4)	100%	(2)	—
Subsidiary Guarantees of Debt Securities	(2)		None (5)	None(5)	None (5)
Warrants	(2	)(6)	100%	(2)	—
Rights to Purchase Common Stock(7)	(2)		None	None	None
Total	(2	)(3)(4)(6)	100%	$500,000,000	$27,900(8)

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated based on the maximum aggregate offering price of all securities listed in the table above, and the table does not specify information about the amount of any particular security to be registered.

Footnotes continued on following page.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(2)	In no event will the aggregate initial price of common stock, preferred stock, debt securities and warrants offered and sold under this registration statement exceed $500,000,000. The amount of subsidiary guarantees offered and sold will be equal to the amount of debt securities offered and sold, and will in no event exceed $500,000,000. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(3)	There are hereby registered such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of shares of preferred stock or debt securities, as the case may be, issued hereunder for which no separate consideration will be received.

(4)	If any such debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate principal amount equivalent to the dollar amount to be registered at the time of the initial offering. There are hereby registered an undeterminate amount of debt securities as may be issued upon the conversion or exchange of other debt securities or preferred stock issued hereunder for which no separate consideration will be received.

(5)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable in respect of the subsidiary guarantees.

(6)	Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

(7)	There are hereby registered such indeterminate number of Rights to Purchase Common Stock as may be issued as a dividend for which no separate consideration will be received to holders of Common Stock and related securities entitling such holders to subscribe for and purchase Common Stock registered hereunder.

(8)	Previously Paid.

TABLE OF OTHER REGISTRANTS

State of
	Incorporation	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	or Organization	Identification No.

Tenneco Automotive Operating Company Inc.	Delaware	74-1933558
Clevite Industries Inc.	Delaware	22-2940561
The Pullman Company	Delaware	02-0359911
Tenneco Global Holdings Inc.	Delaware	76-0450674
Tenneco International Holding Corp.	Delaware	74-2067082
TMC Texas Inc.	Delaware	76-0523810

c/o Tenneco Inc.
500 North Field Drive
Lake Forest, Illinois 60045
(847) 482-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each of the Co-Registrant’s Principal Executive Offices)

James D. Harrington, Esq.
Vice President — Law
500 North Field Drive
Lake Forest, Illinois 60045
Telephone No.: (847) 482-5000
Facsimile No.: (847) 482-5040

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Each of the Co-Registrants)

Copy to:

Jodi A. Simala, Esq.
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Telephone No.: (312) 782-0600
Facsimile No.: (312) 701-7711

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2009

PROSPECTUS

$500,000,000

Tenneco Inc.

Debt Securities
Preferred Stock
Common Stock
Warrants

We may use this prospectus from time to time to offer debt securities, shares of our preferred stock, shares of our common stock or warrants to purchase our debt securities, preferred stock or common stock. Any or all of the securities may be offered and sold separately or together. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “TEN.”

For a discussion of factors that you should consider before you invest in our securities, see “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

As used in this prospectus, the terms the “Company,” “Tenneco,” “we,” “us,” and “our” may, depending upon the context, refer to Tenneco Inc., our consolidated subsidiaries, or to all of them taken as a whole.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus or the documents incorporated by reference into the prospectus constitute “forward-looking statements” as that term is defined under Section 21E of the Securities Exchange Act of 1934, as amended, concerning, among other things, the prospects and developments of our company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus. They are identified as “forward-looking statements” or by their use of terms (and variations thereof) such as “will,” “may,” “can,” “anticipate,” “intend,” “continue,” “estimate,” “expect,” “plan,” “should,” “outlook,” “believe” and “seek,” and similar terms (and variations thereof) and phrases.

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Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions that we make, including among other things, the factors that are described in “Risk Factors” and:

•	general economic, business and market conditions, including without limitation the severe financial difficulties facing a number of companies in the automotive industry as a result of the current global economic crisis, including the recent filing for bankruptcy protection by Chrysler LLC and a potential filing for bankruptcy protection by General Motors, and the potential impact thereof on labor unrest, supply chain disruptions, weakness in demand and the collectibility of any accounts receivable due to us from such companies;

•	our ability to access the capital or credit markets and the costs of capital, including the recent global financial and liquidity crisis, changes in interest rates, market perceptions of the industries in which we operate or ratings of securities;

•	the recent volatility in the credit markets, the losses which may be sustained by our lenders due to their lending and other financial relationships and the general instability of financial institutions due to a weakened economy;

•	changes in consumer demand, prices and our ability to have our products included on top selling vehicles, such as the significant shift in consumer preferences from light trucks, which tend to be higher margin products for our customers and us, to other vehicles in light of higher fuel cost and the impact of the current global economic crisis, and other factors impacting the cyclicality of automotive production and sales of automobiles which include our products, and the potential negative impact on our revenues and margins from such products;

•	changes in automotive manufacturers’ production rates and their actual and forecasted requirements for our products, such as the recent and significant production cuts by automotive manufacturers in response to difficult economic conditions;

•	the overall highly competitive nature of the automotive parts industry, and our resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers);

•	the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs;

•	labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers’ other suppliers (such as the 2008 strike at American Axle, which disrupted our supply of products for significant General Motors platforms);

•	increases in the costs of raw materials, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, low cost country sourcing, and price recovery efforts with aftermarket and OEM customers;

•	the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the longer product lives of automobile parts;

•	our continued success in cost reduction and cash management programs and our ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

•	costs related to product warranties;

•	the impact of consolidation among automotive parts suppliers and customers on our ability to compete;

•	operating hazards associated with our business;

•	changes in distribution channels or competitive conditions in the markets and countries where we operate, including the impact of changes in distribution channels for aftermarket products on our ability to increase or maintain aftermarket sales;

•	the negative impact of higher fuel prices and overall market weakness on discretionary purchases of aftermarket products by consumers;

•	the cost and outcome of existing and any future legal proceedings;

•	economic, exchange rate and political conditions in the foreign countries where we operate or sell our products;

•	customer acceptance of new products;

•	new technologies that reduce the demand for certain of our products or otherwise render them obsolete;

•	our ability to realize our business strategy of improving operating performance;

•	our inability to successfully integrate any acquisitions that we complete;

•	changes by the Financial Accounting Standards Board or the Securities and Exchange Commission of authoritative generally accepted accounting principles or policies;

•	potential legislation, regulatory changes and other governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

•	the impact of changes in and compliance with laws and regulations, including environmental laws and regulations, environmental liabilities in excess of the amount reserved and the adoption of the current mandated timelines for worldwide emission regulation;

•	the potential impairment in the carrying value of our long-lived assets and goodwill or our deferred tax assets;

•	potential volatility in our effective tax rate;

•	acts of war and/or terrorism, including, but not limited to, the events taking place in the Middle East, the current military action in Iraq and Afghanistan, the current situation in North Korea and the continuing war on terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate; and

•	the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results, we express that expectation or belief in good faith and believe it has a reasonable basis, but we can give no assurance that the statement of expectation or belief will result or be achieved or accomplished.

You should be aware that any forward-looking statement made by us in this prospectus or in the documents incorporated by reference into this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update or revise these forward-looking statements. In light of these risks and uncertainties, you should keep in mind that any scenarios or results contained in any forward-looking statement made in this prospectus or elsewhere might not occur.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and current reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	our Current Reports on Form 8-K, dated January 13, 2009, February 5, 2009, February 5, 2009, February 5, 2009, February 23, 2009, March 13, 2009, March 16, 2009, May 14, 2009 and May 15, 2009;

•	The description of Tenneco’s common stock, $0.01 par value, contained in Tenneco’s Registration Statement on Form 10 (File No. 1-12387) originally filed with the Commission on October 30, 1996, including all amendments or reports filed for the purpose of updating the description included therein; and

•	all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

You may obtain a copy of these filings, excluding exhibits (unless such exhibits that are specifically incorporated by reference), free of charge, by oral or written request directed to: Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois, 60045, Attention: General Counsel, Phone: (847) 482-5000.

THE COMPANY

Tenneco Inc. is one of the world’s largest producers of automotive emission control and ride control products and systems. We serve both original equipment vehicle manufacturers and the repair and replacement markets worldwide, with leading emission control brands such as Walker®, Gillettm and Fonostm and leading ride control brands including Monroe®, Rancho®, Clevite® Elastomers and Fric Rottm.

Tenneco Inc. is a Delaware corporation. Our principal executive offices are located at 500 North Field Drive, Lake Forest, Illinois 60045 and our telephone number at that address if (847) 482-5000. Our web site is located at http://www.tenneco.com. The information on our web site is not part of this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

									Three Month
									Period
									Ended
	Year Ended December 31,								March 31,
	2008	2007		2006		2005		2004	2009	2008

Ratio of earnings to fixed charges(1)	—	1.46	x	1.35	x	1.55	x	—	—	1.35x

(1)	For purposes of computing this ratio, earnings generally consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expenses considered representative of the interest factor and capitalized interest. Earnings were insufficient to cover fixed charges by $121 million for the year ended December 31, 2008, $9 million for the year ended December 31, 2004 and $44 million for the quarter ended March 31, 2009. See Exhibit 12 to each of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are incorporated by reference, for the computation of this ratio.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors”, “Cautionary Statements for Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Act of 1995” or “Forward Looking Statements and Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement may relate. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

We may issue debt securities consisting of senior securities and subordinated securities. The senior securities are to be issued under an indenture between Tenneco and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated securities are to be issued under a separate indenture between Tenneco and The Bank of New York Mellon Trust Company, N.A., as trustee. Forms of the indentures for the senior securities and the subordinated securities are included as exhibits to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is not complete. You should read the indentures for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited.

To the extent that debt securities are guaranteed, the guarantees will be set forth in the applicable indenture or supplements thereto. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the applicable indenture or supplements thereto, security agreement, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be required.

General

Debt securities offered by this prospectus will be limited to an aggregate initial public offering price of $500,000,000, less the dollar amount of any other securities offered and sold pursuant to this prospectus. The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series.

Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of a particular series;

•	whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•	the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•	the payment dates on which interest, if any, on the debt securities will be payable;

•	the terms, if any, on which the debt securities may be converted into shares of our common stock;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the applicable indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture, the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of Tenneco or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

•	the terms of subordination applicable to any series of subordinated securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures.

Except where specifically described in the applicable prospectus supplement, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Tenneco in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.

Global Securities

According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement.

Form, Exchange and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of each series only in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like aggregate principal amount.

Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities are to be partially redeemed, we will not be required to:

•	issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. If we default in paying interest on a debt security, we will pay such interest either:

•	on a special record date between 10 and 15 days before the payment; or

•	in any other lawful manner of payment not inconsistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We have designated the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of Tenneco to the extent set forth in the applicable prospectus supplement.

Guarantees

Certain material domestic wholly owned subsidiaries of Tenneco Inc. named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

Satisfaction and Discharge

We may be discharged from our obligations under either indenture when all debt securities issued under that indenture and not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

Merger and Consolidation

Each indenture provides that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us.

Modification and Waiver

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•	reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	change the place or currency of any payment of principal or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

An event of default with respect to any debt security of any series is defined in each indenture as being:

•	default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

•	default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•	our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee in good faith determines that it in the interest of the holders of the debt securities of such series to do so.

Each indenture provides also that:

•	if an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

•	if the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency or reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. If an event of default occurs and is continuing, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above) bring such judicial proceedings as the trustee shall deem most effectual to protect and enforce the rights of the holders of the debt securities.

The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee indemnity satisfactory to the trustee against costs, expenses and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under each indenture annually a statement as to performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance of fulfillment.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under each indenture.

DESCRIPTION OF PREFERRED STOCK

General

Subject to limitations prescribed by Delaware law and our certificate of incorporation, our board of directors is authorized to issue, from the authorized but unissued shares of capital stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees. As of the date of this prospectus, we have not issued any shares of preferred stock.

Reference is made to the prospectus supplement relating to any series of shares of preferred stock being offered in such prospectus supplement for the specific terms of the series, including:

•	the title and stated value of the series of shares of preferred stock;

•	the number of shares of the series of shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of common stock or other securities, including the conversion price, or manner of calculating the conversion price;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such note either in person or by proxy.

Any description of our preferred stock set forth in a prospectus supplement is only a summary and is subject to the provisions of our certificate of incorporation and by-laws, in each case as amended, which are included as exhibits to our Registration Statement on Form S-3 of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our State of incorporation.

Rank

Unless otherwise specified in the applicable prospectus supplement, the shares of preferred stock of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of shares of common stock, and to all equity securities ranking junior to the series of shares of preferred stock;

•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with shares of preferred stock of the series; and

•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to shares of preferred stock of the series.

Dividends

Subject to the preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock shall be entitled to receive ratably (relative to each other such holder) such dividends, if any, as may be declared from time to time in respect of shares of such series by our board of directors out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of such shares of a series of preferred stock are entitled to receive ratably (relative to each other such holder) our assets (including cash, securities and other property) distributed upon our liquidation, dissolution or winding up.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary and is subject to the provisions of our certificate of incorporation and by-laws, in each case as amended, which are included as exhibits to our Registration Statement on Form S-3 of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our State of incorporation.

General

Under our certificate of incorporation, our authorized capital stock consists of 135,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

The holders of common stock are entitled to one vote for each share on all matters on which stockholders generally are entitled to vote, and except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of common stock possess 100 percent of the voting power. Our certificate of incorporation does not provide for cumulative voting.

Subject to the preferential rights of any outstanding preferred stock that may be created by our board of directors, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors and paid from funds legally available therefor, and the holders of common stock will be entitled to receive pro rata all assets of our company available for distribution upon liquidation. All shares of common stock received in the offering will be validly issued, fully paid and nonassessable, and the holders thereof will not have any preemptive rights.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “TEN.”

The declaration of dividends on our common stock is at the discretion of our board of directors.

The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services.

Antitakeover Effects of Certain Provisions

Our certificate of incorporation and by-laws and Delaware statutory law, contain certain provisions that could make the acquisition of our company by means of a tender offer, a proxy contest or otherwise more difficult. The description set forth below is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and by-laws, which are filed as exhibits to our Registration Statement on Form S-3 of which this prospectus is a part.

Number of Directors, Removal; Filling Vacancies.  Our certificate of incorporation provides that the business and affairs of our company will be managed by or under the direction of a board of directors, consisting of not less than eight nor more than sixteen directors, the exact number thereof to be determined from time to time by affirmative vote of a majority of the entire board of directors. In addition, our certificate of incorporation provides that any vacancy on our board of directors that results from an increase in the number of directors may be filled by a majority of our board of directors then in office, provided that a quorum is present, and any other vacancy occurring in our board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Notwithstanding the foregoing, our certificate of incorporation provides that whenever the holders of any one or more series of preferred stock have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships will be governed by the terms of our certificate of incorporation applicable to that preferred stock.

Special Meeting.  Our by-laws provide that special meetings of stockholders may be called by our board of directors, subject to the rights of any holders of preferred stock. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the purposes specified in the notice of meeting given by our company.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.  Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of directors, or to bring other business before an annual meeting of stockholders.

The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice to the Secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The stockholder notice procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our board of directors or by a stockholder who has given timely written notice to the Secretary of our company of such stockholder’s intention to bring that business before the meeting. Under the stockholder notice procedure, for stockholder notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Under the stockholder notice procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating stockholder, the class and number of shares of stock of our company that are beneficially owned by such stockholder, and as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of our company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in a solicitation for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder. Under the stockholder notice procedure, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain certain information about the proposed business and about the proposing stockholder, including, without limitation, a brief description of the business the stockholder proposes to bring before the meeting, the text of the proposed business, the reasons for conducting such business at such meeting, the name and address of such stockholder, the class and number of shares of stock of our company beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the chairman of the meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the stockholder notice procedure, such person will not be eligible for election as a director, or such business will not be conducted at any such meeting, as the case may be.

By requiring advance notice of nominations by stockholders, the stockholder notice procedure affords our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders about those qualifications. By requiring advance notice of other proposed business, the stockholder notice procedure also provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by our board of directors, provides our board of directors with an opportunity to inform stockholders, prior to meetings, of any business proposed to be conducted at the meetings, together with any recommendations as to our Board of Director’s position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although our by-laws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proper stockholder proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to our company and stockholders.

Record Date Procedure for Stockholder Action by Written Consent.  Our by-laws establish a procedure for the fixing of a record date in respect of corporate action proposed to be taken by our stockholders by written consent in lieu of a meeting. Our by-laws provide that any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to our Secretary and delivered to our company, request that a record date be fixed for such purpose. The by-laws state our board of directors may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by our board of directors and shall not precede the date such resolution is adopted. If our board of directors fails within 10 days after we receive such notice to fix a record date for such purpose, the by-laws provide that the record date shall be the day on which the first written consent is delivered to us unless prior action by our board of directors is required under the Delaware General Corporation Law (the “DGCL”), in which event the record date shall be at the close of business on the day on which our board of directors adopts the resolution taking such prior action. The by-laws also provide that the Secretary of our Company or, under certain circumstances, two inspectors designated by the Secretary, shall promptly conduct the ministerial review of the sufficiency of any written consents of stockholders duly delivered to us and of the validity of the action to be taken by stockholder consent as he or she deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the written consent have given consent.

Stockholder Meetings.  Our by-laws provide that our board of directors and the chairman of a meeting may adopt rules and regulations for the conduct of stockholder meetings as they deem appropriate (including the establishment of an agenda, rules relating to presence at the meeting of persons other than stockholders, restrictions on entry at the meeting after commencement thereof and the imposition of time limitations for questions by participants at the meeting).

Preferred Stock.  Our certificate of incorporation authorizes our board of directors to provide for series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the share of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of the preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including in some cases where the present or potential issuance of shares could result in a 20 percent increase in the number of share of common stock outstanding or in the amount of voting securities outstanding. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, our board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of our company and stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Business Combinations.  Our certificate of incorporation prohibits any “Business Combination” (as defined in our certificate of incorporation) with “Interested Stockholders” (as defined in our certificate of incorporation) without the approval of the holders of at least 66 2/3 percent of the voting power of the outstanding shares of stock entitled to vote in the election of directors (“Voting Stock”) not owned by an Interested Stockholder unless (i) the Business Combination is approved by a majority of the “Continuing Directors” (as defined in our certificate of incorporation) or (ii) certain detailed requirements as to, among other things, the value and type of consideration to be paid to our stockholders, the maintenance of our dividend policy, the public disclosure of the Business Combination and the absence of any major change in our business or equity capital structure without the approval of a majority of the Continuing Directors, have been satisfied. Our certificate of incorporation generally defines an “Interested Stockholder” as any person (other than us or any subsidiary, any employee benefit plan of us or any subsidiary or any trustee or fiduciary with respect to any such plan or holding Voting Stock for the purpose of funding any such plan or funding other employee benefits for employees of us or any subsidiary when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing five percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (b) is an affiliate or associate of our company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing five percent or more of the votes entitled to be case by the holders of all then outstanding shares of Voting Stock. Our certificate of incorporation defines a “Continuing Director” as any member of our board of directors, while such person is a member of our board of directors, who is not an affiliate or associate or representative of the

Interested Stockholder, and any successor thereto who is not an affiliate or associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

Amendment of Certain Provisions of the Certificate of Incorporation and By-Laws.  Under the DGCL, the stockholders of a corporation have the right to adopt, amend or repeal the by-laws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the by-laws may be adopted, amended or repealed by the board of directors. Our certificate of incorporation provides that the by-laws may be amended by our board of directors or by our stockholders.

Our certificate of incorporation also provides that any proposal to amend or repeal, or adopt any provision inconsistent with, the provisions of our certificate of incorporation regarding Business Combinations proposed by or on behalf of an Interested Stockholder or affiliate thereof requires (at a minimum) the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the outstanding shares of Voting Stock, excluding Voting Stock beneficially owned by any Interested Stockholder, unless the proposal is unanimously recommended by our board of directors and each director qualifies as a Continuing Director. Approval by our board of directors, together with the affirmative vote of the holders of a majority in voting power of the outstanding shares of Voting Stock, is required to amend all other provisions of our certificate of incorporation. The Business Combination supermajority voting requirement could have the effect of making more difficult any amendment by stockholders of the Business Combination provisions of our certificate of incorporation described above, even if a majority of our stockholders believe that such amendment would be in their best interest.

Antitakeover Legislation.  Section 203 of the DGCL provides that, subject to certain exceptions specified herein, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10 percent or more of the assets of the corporation with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted by-laws may exclude a corporation from the restrictions imposed thereunder. Neither our certificate of incorporation nor our by-laws exclude our company from the restrictions imposed upon Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring our company to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if our board of directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following summarizes the terms of debt warrants we may issue. We will issue the debt warrants under a debt warrant agreement that we will enter into with a bank or trust company, as debt warrant agent, that we select at the time of issue.

Determination of Terms

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any debt securities we offer by any prospectus supplement. The prospectus supplement will describe the particular terms of the debt warrants it covers. These terms may include:

•	the price at which the debt warrants will be issued;

•	the currency or composite currency for which the debt warrants may be purchased;

•	the designation, aggregate principal amount, currency or composite currency and terms of the debt securities which may be purchased upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of such debt securities;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which and the currency or composite currency in which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire and, if the debt warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

•	whether the debt warrant certificates representing the debt warrants will be in registered form or bearer form, or both;

•	any applicable Federal income tax consequences;

•	the identity of the debt warrant agent for the debt warrants; and

•	any other terms of the debt warrants which will not conflict with the debt warrant agreement.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Debt warrant holders, as such, do not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the particular terms of the stock warrants it covers. These terms may include:

•	the offering price, if any;

•	the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	if applicable, the designation and terms of the preferred stock purchased upon exercise of the preferred stock warrants;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	certain United States federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, the anti-dilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of common stock or preferred stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of our common stock or preferred stock.

PLAN OF DISTRIBUTION

We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act of 1933. Any such indemnification agreements will be described in the applicable prospectus supplement.

Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009 and 2008 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC’s public reference rooms at the following location:

100 F Street, N.E.
Washington, D.C., 20549

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC’s web site at http://www.sec.gov. Certain information is also available on our website at http://www.tenneco.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$27,900
Printing expenses*	50,000
Legal fees and expenses*	200,000
Accounting fees and expenses*	100,000
Trustee fees and expenses*	25,000
Miscellaneous*	25,000

Total	$427,900

*	Estimated for purposes of filing this registration statement

Item 15.	Indemnification of Directors and Officers

The restated certificate of incorporation of Tenneco Inc. (“Tenneco”) provides that a director of Tenneco will not be liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation law (“DGCL”). Based on the DGCL as presently in effect, a director of Tenneco will not be personally liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to Tenneco or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Tenneco’s certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care. The provisions of Tenneco’s certificate of incorporation described above apply to an officer of Tenneco only if he or she is a director of Tenneco and is acting in his or her capacity as director. They do not apply to officers of Tenneco who are not directors.

Article IV, Section 14 of Tenneco’s by-laws includes the following provisions:

“(1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

(2) The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

(3) If a claim for indemnification or repayment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

(4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(5) The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

(6) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

(7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.”

In addition, several of Tenneco’s directors have entered into separate contractual indemnity arrangements with Tenneco. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above.

Tenneco has purchased insurance which purports to insure Tenneco against some of the costs of indemnification which may be incurred under the by-law section discussed above. The insurance also purports to insure the officers and directors of Tenneco and its subsidiaries against some liabilities incurred by them in the discharge of their duties as officers and directors, except for liabilities resulting from their own malfeasance.

The by-laws of Tenneco Automotive Operating Company Inc. (“TAOC”), Clevite Industries Inc. (“Clevite”), Tenneco Global Holdings Inc. (“Global”), Tenneco International Holding Corp. (“TIHC”) and TMC Texas Inc. (“TMC”) provide that TAOC, Clevite, Global, TIHC and TMC Texas shall indemnify their directors and officers to the maximum extent permitted from time to time by the DGCL. The by-laws of The Pullman Company (“Pullman”) provide that Pullman shall indemnify its directors and officers if they acted in good faith and in a manner reasonably believed to be in the best interests of Pullman, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. Such indemnification includes expenses and attorneys’ fees incurred in connection with any claim. Expenses (including attorneys’ fees) are to be paid by Pullman in advance of the final disposition of any action upon receipt of an undertaking by or on behalf of any director or officer to repay the advanced amount if it is determined that such officer or director is not entitled to be indemnified. The certificates of incorporation of Clevite, Pullman & TIHC have provisions limiting the personal liability of their directors to the corporation similar to that discussed above for Tenneco.

Item 16.	Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.	Undertakings

Each of the undersigned co-registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

Tenneco Inc.

By:
/s/  Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature	Position

* Gregg M. Sherrill	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

* Charles W. Cramb	Director

* Dennis J. Letham	Director

* Frank E. Macher	Director

* Hari N. Nair	Director

* Roger B. Porter	Director

* David B. Price, Jr.	Director

* Paul T. Stecko	Director

Signature		Position

* Mitsunobu Takeuchi		Director

* Jane L. Warner		Director

*By:	/s/ Kenneth R. Trammell Kenneth R. Trammell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

Tenneco Automotive Operating Company Inc.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature		Position

* Gregg M. Sherrill		Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paul D. Novas		Vice President and Controller (Principal Accounting Officer)

* David A. Wardell		Director

*By:	/s/ Kenneth R. Trammell Kenneth R. Trammell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

Clevite Industries Inc.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature		Position

* Gregg M. Sherrill		Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paul D. Novas		Vice President and Controller (Principal Accounting Officer)

* David A. Wardell		Director

*By:	/s/ Kenneth R. Trammell

Kenneth R. Trammell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

The Pullman Company

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature		Position

* Gregg M. Sherrill		Chairman and Chief Executive Officer(Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paul D. Novas		Vice President and Controller (Principal Accounting Officer)

* David A. Wardell		Director

*By:	/s/ Kenneth R. Trammell

Kenneth R. Trammell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

Tenneco Global Holdings Inc.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature		Position

* Gregg M. Sherrill		Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paul D. Novas		Vice President and Controller (Principal Accounting Officer)

* David A. Wardell		Director

*By:	/s/ Kenneth R. Trammell

Kenneth R. Trammell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

Tenneco International Holding Corp.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature		Position

* Gregg M. Sherrill		Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paul D. Novas		Vice President and Controller (Principal Accounting Officer)

* David A. Wardell		Director

*By:	/s/ Kenneth R. Trammell

Kenneth R. Trammell Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 28th day of May, 2009.

TMC Texas Inc.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2009.

Signature		Position

* Gregg M. Sherrill		Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paul D. Novas		Vice President and Controller (Principal Accounting Officer)

* David A. Wardell		Director

*By:	/s/ Kenneth R. Trammell

Kenneth R. Trammell Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description

**1	.1	Form of Underwriting Agreement.
4	.1(a)	Restated Certificate of Incorporation of Tenneco Inc., dated December 11, 1996 (incorporated herein by reference from Exhibit 3.1(a) of Tenneco Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12387).
4	.1(b)	Certificate of Amendment, dated December 11, 1996 (incorporated herein by reference from Exhibit 3.1(c) of Tenneco Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997, file No. 1-12387).
4	.1(c)	Certificate of Ownership and Merger, dated July 8, 1997 (incorporated herein by reference from Exhibit 3.1(d) of Tenneco Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12387).
4	.1(d)	Certificate of Designation of Series B Junior Participating Preferred Stock dated September 9, 1998 (incorporated herein by reference from Exhibit 3.1(d) of Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 1-12387).
4	.1(e)	Certificate of Elimination of the Series A Participating Junior Preferred Stock of Tenneco Inc. dated September 11, 1998 (incorporated herein by reference from Exhibit 3.1(e) of Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, file No. 1-12387).
4	.1(f)	Certificate of Amendment to Restated Certificate of Incorporation of Tenneco Inc., dated November 5, 1999 (incorporated herein by reference from Exhibit 3.1(f) of Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
4	.1(g)	Certificate of Amendment to Restated Certificate of Incorporation of Tenneco Inc., dated November 5, 1999 (incorporated herein by reference from Exhibit 3.1(g) of Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
4	.1(h)	Certificate of Ownership and Merger merging Tenneco Automotive Merger Sub Inc. with and into Tenneco Inc., dated November 5, 1999 (incorporated herein by reference from Exhibit 3.1(h) of Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-12387).
4	.1(i)	Certificate of Amendment to Restated Certificate of Incorporation of Tenneco Inc., dated May 9, 2000 (incorporated herein by reference from Exhibit 3.1(i) of Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-12387).
4.2		By-laws of Tenneco Inc., as amended March 4, 2008 (incorporated herein by reference from Exhibit 99.1 of Tenneco Inc.’s Current Report on Form 8-K event date March 4, 2008, File No. 1-12387).
4.3		Certificate of Incorporation of Tenneco Global Holdings Inc. (“Global”), as amended (incorporated herein by reference to Exhibit 3.3 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.4		By-laws of Global (incorporated herein by reference to Exhibit 3.4 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.5		Certificate of Incorporation of TMC Texas Inc. (“TMC”) (incorporated herein by reference to Exhibit 3.5 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.6		By-laws of TMC (incorporated herein by reference to Exhibit 3.6 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.7		Amended and Restated Certificate of Incorporation of Tenneco International Holding Corp. (“TIHC”) (incorporated herein by reference to Exhibit 3.7 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.8		Amended and Restated By-laws of TIHC (incorporated herein by reference to Exhibit 3.8 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.9		Certificate of Incorporation of Clevite Industries Inc. (“Clevite”), as amended (incorporated herein by reference to Exhibit 3.9 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.10		By-laws of Clevite (incorporated herein by reference to Exhibit 3.10 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).

Exhibit
Number		Description

4.11		Amended and Restated Certificate of Incorporation of the Pullman Company (“Pullman”) (incorporated herein by reference to Exhibit 3.11 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.12		By-laws of Pullman (incorporated herein by reference to Exhibit 3.12 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.13		Certificate of Incorporation of Tenneco Automotive Operating Company Inc. (“TAOC”) (incorporated herein by reference to Exhibit 3.13 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.14		By-laws of TAOC (incorporated herein by reference to Exhibit 3.14 to Tenneco Inc.’s Registration Statement on Form S-4, Reg. No. 333-93757).
4.15		Form of Senior Indenture.
4.16		Form of Subordinated Indenture.
**4	.17	Form of Debt Warrant Agreement, including forms of Debt Warrant Certificates.
**4	.18	Form of Common Stock Warrant Agreement, including Warrant Certificate of Common Stock.
**4	.19	Form of Preferred Stock Warrant Agreement, including Warrant Certificate for Preferred Stock.
**4	.20	Certificate of Designation of Preferred Stock.
5		Opinion of Mayer Brown LLP as to the legality of the securities being registered.
12		Computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 12 to Tenneco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, File No. 1-12387, and Exhibit 12 to Tenneco Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, File No. 1-12387).
15		Letter of Deloitte & Touche LLP regarding interim financial information.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Mayer Brown LLP (contained in Exhibit 5).
*24		Powers of attorney.
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee for Senior Indenture.
25.2		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee for Subordinated Indenture.

*	Previously Filed.

**	To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereby, as appropriate.